UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) DECEMBER 31, 1998

                       TRAVEL SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

 FLORIDA                              0-29298                52-2030324
(State or other juris-              (Commission              (IRS Employer
diction of incorporation)           File Number)             Identification No.)

              220 CONGRESS PARK DRIVE, DELRAY BEACH, FLORIDA 33445
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 561-266-0860

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

         Effective December 31, 1998, the Registrant has changed its state of incorporation from Delaware to Florida (the "Reincorporation"). This change in its state of incorporation was approved by the holders of a majority of the Registrant's outstanding shares of common stock at the Registrant's 1998 annual meeting of shareholders. To complete the Reincorporation, the Registrant merged into and is continuing its business as a Florida corporation. The Reincorporation will not result in any change in the Registrant's name, business, assets or liabilities, will not cause the Registrant's corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees. Shareholders will not be required to undertake a mandatory exchange of stock certificates for the Registrant's shares. Previously issued stock certificates will automatically represent an equal number of shares of the new Florida company following completion of the merger on December 31, 1998.

         Additional information about the Reincorporation and the Registrant is contained in the Registrant's Form10-12G filed with the Securities and Exchange Commission, as amended by Amendment No. 2 filed on December 28, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TRAVEL SERVICES INTERNATIONAL, INC.
                                        (Registrant)

Date: January 9, 1999

                            /S/ JILL M. VALES
                           ----------------------------------------------
                           Jill M. Vales
                           Senior Vice President and Chief Financial Officer (as both a duly authorized officer of the registrant and the principal financial officer or chief accounting officer of the registrant)

                                       -2-